EXHIBIT 10(xli)

                             AMENDED AND RESTATED
                  NUI CORPORATION DEFERRED COMPENSATION PLAN


   1. Purpose. The purpose of the NUI Corporation Deferred Compensation Plan (the "Plan") is to provide to a select group of management personnel of NUI Corporation, its divisions and subsidiaries (the "Company") the ability to defer all or a portion of cash incentive compensation awards.

   2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the
        "Committee"). The Committee shall have full authority to designate participants in the Plan and to interpret the Plan. All determinations made by the Committee shall be final and binding.

   3. Participants. The Committee shall have full authority to designate, from time to time, those employees that are eligible to participate in the Plan. Initially, all officers of the Company shall be eligible to participate in the Plan. Eligible employees who participate in the Plan are referred to herein as "Participants".

   4. Deferred Compensation. Any Participant may elect, in accordance with the provisions of Section 6 below, to defer the receipt of all or a portion of the Participant's incentive cash compensation awarded and payable by the Company in any calendar year. The Committee may in its discretion establish a minimum and maximum amount and/or percentages of such incentive compensation that can be deferred pursuant to the Plan.

        The Company shall maintain records of the compensation deferred for each Participant, including all investment earnings on such deferred compensation ( an "Account"). The Company shall provide each Participant a statement no less frequently than annually indicating the current balance in the Account and all Account earnings for the prior period.

   5. Investment of Deferred Amounts. All amounts in the Account of a Participant shall be credited at least annually with interest at a rate equal to the thirty (30) day high grade unsecured commercial paper rate, as published in The Wall Street Journal on the first business day of the calendar month prior to such interest being credited. Interest shall continue to be credited to a Participant's Account until the Account has been fully distributed to a Participant or the Participant s beneficiary or beneficiaries, as applicable.

   6. Election to Defer Compensation. A Participant may elect to defer incentive cash compensation by delivering to the Committee a notice, signed by the Participant, no later than January 1 of the calendar year in which the compensation to be deferred is otherwise payable to the Participant. Such election, and any subsequent election, will continue until suspended or modified in a notice delivered to the Committee. Both a new election and a notice of suspension shall only apply to compensation payable to the Participant after the end of the calendar year in which such new election or notice of suspension is delivered to the Committee.


        The Committee may prescribe the election form to be used by Participants.

        Unless amended or suspended in accordance with the provisions of the immediately preceding paragraph, all elections to defer compensation pursuant to the Plan shall be irrevocable.

   7.   Payment of Deferred Amount.

        (a) If so designated on the Participant's election form, amounts deferred under the Plan and interest thereon shall be distributed to the Participant in the manner previously selected by the Participant, as follows:

             (i) on the January 31st immediately following Participant's termination of employment if such termination of employment is by reason of retirement;

             (ii) on a date certain selected by the Participant, as previously established in the Participant's election form. Election forms indicating a date certain for the distribution of deferred compensation and interest thereon shall only be valid with respect to the next succeeding incentive cash compensation payment.

        (b) Unless an election made in accordance with section 7 (a) above is applicable, a Participant's Account balance shall be distributed to the Participant (or the Participant's estate or beneficiary, as applicable) on the first to occur of the following events:

             (i)    the Participant's retirement;
             (ii)   upon the permanent and total disability of the
                  Participant;
             (iii)  upon the death of the Participant; or
             (iv)   upon the voluntary or involuntary termination of the
                  Participant's employment with the Company (subject to the forfeiture provisions of Section 10 of the Plan).

        (c) Anything to the contrary in the Plan notwithstanding, a Participant shall have the right to petition the Committee for the distribution of all or part of the Participant's Account in the event of a financial hardship. For purposes of the Plan, a "financial hardship" shall be deemed to mean a significant need for financial assistance in order to (i) satisfy medical expenses for the Participant, the Participant's spouse or a dependent which expenses are not covered by insurance; (ii) avoid the eviction of the Participant from his or her principal residence or avoid the foreclosure on the mortgage secured by Participant's principal residence; (iii) satisfy commitments or other obligations directly related to the education of the Participant's children; or (iv) satisfy any other financial requirements arising from circumstances which the Committee determines to be a financial hardship on the Participant.

        The Committee shall have the authority to determine, in its sole discretion, whether a financial hardship exists and to grant or deny a Participant's request for the distribution of all or part of the Participant's Account. The Committee may review such information as it deems appropriate to render its decision on any


        such request, and the determination of the Committee shall be final and binding.

   8.  Form of Payment

        Payments of or from a Participant's Account shall be made in the following manner:

        (a) In the event of a Participant's termination of employment due to retirement or death, the Account shall be distributed either (i) in a lump sum , or (ii) upon the request of the Participant (or Participant's estate, in the event of death) and approval by the Committee, in substantially equal monthly installments over a five
        (5) year period.

        (b) In the event of a Participant's termination of employment for any reason other than retirement or death, a Participant's Account shall be distributed in a lump sum within thirty (30) days of termination (subject to the forfeiture provisions of Section 10).

   Unless an election accelerating or deferring receipt of a Participant's Account balance is valid and in effect, distributions under the Plan shall be made or commence within thirty (30) days of the termination of the Participant's employment.

   9. Participant's Rights Unsecured. The right of a Participant or a Participant's designated beneficiary to receive a distribution under the Plan shall be an unsecured claim against the general assets of the Company, and neither the Participant or the Participant's designated beneficiary shall have any rights in or against any amount credited to the Participant's Account or any other specific assets of the Company. An Account may not be pledged, assigned or otherwise encumbered by the Participant or any beneficiary.

   10. Forfeiture of Account. All rights which a Participant or beneficiary shall have with respect to the Participant's Account shall be immediately forfeited (i) upon the termination of the Participant's employment for acts which, in the reasonable judgment of the Committee, constitute intentional wrongdoing on the part of the Participant resulting in a loss to the Company; or (ii) in the event that the Participant shall enter into a business or employment which the Committee, in its reasonable judgment, determines to be directly competitive with the Company and substantially injurious to the Company's financial interest.

   11. Amendment and Termination. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate the Plan, in whole or in part. No such action, however, may reduce or eliminate a Participant's or beneficiary's entitlement previously accrued under the Plan.

   12. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


                        ELECTION TO DEFER COMPENSATION

   Name:  _______________________
              (Please Print)


   In accordance with the Amended and Restated NUI Corporation Deferred Compensation Plan (the "Plan"), I understand that I may elect to defer twenty-five percent (25%), fifty percent (50%), seventy-five (75%), or one hundred percent (100%), but not less than five thousand dollars ($5,000.00) of any annual incentive award which may be payable to me. I also understand that such election must be made on or before the last day of the calendar year immediately prior to the calendar year in which the award is payable. In accordance with this understanding and based upon the provisions of the Plan, I hereby make the following election for incentive cash awards which may be payable to me during calendar year 1996:

   SECTION 1 - ELECTION TO PARTICIPATE

   _____  I do not wish to have any incentive compensation deferred.

   ____  I hereby elect to defer ___25% ___50% ___75% ___100% of any incentive cash award made to me during calendar year 1996. I understand that at least $5,000 will be deferred, even if that amount represents a greater percentage of my incentive award than selected above.

   SECTION 2 - FUTURE PAYMENT DATE

   I hereby elect to have the deferred amount of my 1996 award paid to me as follows (select one):

   _____ Upon the first to occur of (i) my retirement, (ii) my permanent and total disability, (iii) my death, or (iv) upon my termination of employment with NUI Corporation, its divisions or subsidiaries (the
    Company").

   _____  On the January 31st following my retirement from the Company.
        (Note: If employment is terminated prior to retirement, payment will be made upon termination of employment).

   _____  On the following date: ______________________________
        (Note: You may select any date, but payment will be made earlier than the selected date if (i) your employment terminates other than for retirement, or (ii) you die after your retirement from the Company and prior to the selected date).


   _________________________               _________________________
                   (Date)                   (Signature)